UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2016

ALPHA PRO TECH, LTD.

(Exact Name of Registrant as Specified in Charter)

Delaware	01-15725	63-1009183
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Centurian Drive, Suite 112 Markham, Ontario	L3R 9R2
(Address of Principal Executive Offices)	(Zip Code)

(905) 479-0654

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K (the “Original Filing”) of Alpha Pro Tech, Ltd. (the “Company”) filed with the Securities and Exchange Commission on June 16, 2016. The Company is filing this Amendment to correct two inadvertent errors in the dates included in the descriptions of Proposal 2 and Proposal 3 in the Original Filing – the references to 2015 in each of the two proposals should instead have been references to 2016. The Original Filing is not modified in any other respects. In accordance with Securities Exchange Act Rule 12b-15, the complete text of Item 5.07, as amended, is set forth below.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders (the “Annual Meeting”) of Alpha Pro Tech, Ltd. (the “Company”) was held on June 15, 2016. Summarized below are descriptions of the matters voted on at the Annual Meeting and the final results of such voting:

Proposal 1 – Election of Directors. The shareholders elected each of the director nominees to serve as directors during the ensuing year. The result of the vote taken at the Annual Meeting was as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Lloyd Hoffman	4,865,397	2,924,979	6,683,078
Alexander W. Millar	4,862,397	2,927,979	6,683,078
John Ritota	7,139,691	650,685	6,683,078
Russ Manock	6,779,548	1,010,828	6,683,078
David B. Anderson	4,843,869	2,946,507	6,683,078
Danny Montgomery	4,888,897	2,901,479	6,683,078
David R. Garcia	6,790,048	1,000,328	6,683,078

Proposal 2 – Ratification of the Appointment of the Independent Registered Public Accounting Firm. The shareholders ratified the appointment of Tanner LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2016. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstain

14,292,887	92,846	87,721

Proposal 3 – Advisory Vote on Executive Compensation. The shareholders adopted a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s 2016 proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes

7,162,223	577,990	50,163	6,683,078

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA PRO TECH, LTD.

Date: June 17, 2016	By:	/s/ Colleen McDonald
Colleen McDonald
Chief Financial Officer